UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   December 14, 2012

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-53404	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 South Loop, Suite 180, Houston, Texas	77054
(Address of principal executive offices)	(Zip Code)

801-580-2326

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Bio-Path Holdings, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders on December 14, 2012 in The Woodlands, Texas. At the meeting, the Company’s stockholders: (i) elected each of the four persons listed below under Proposal 1 to serve as a director of the Company until its 2013 Annual Meeting of Stockholders and (ii) ratified and approved the appointment of Mantyla McReynolds, LLC as the Company's registered independent public accounting firm for the Company's fiscal year ending December 31, 2012. The following table describes the results of the voting at the annual meeting:

Proposal or Name of Nominee	Shares Voted "For"	Shares Voted "Against"	Shares Withheld	Shares Abstained	Broker Non-Votes
Proposal 1: Election of Directors
Peter H. Nielsen	32,348,720	--	108,000	--	--
Douglas P. Morris	32,348,720	--	108,000	--	--
Gillian Ivers-Read	32,356,288	--	100,432	--	--
Michael J. Garrison	32,356,720	--	100,000	--	--

Proposal 2: Ratification of Appointment of Mantyla McReynolds, LLC	32,349,499	432	--	112,789	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, Inc.

Dated: December 17, 2012	By: /s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer